UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549

                         SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

                   Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12


                        OMAGINE, INC.
                        -------------
        (Name of Registrant as Specified In Its Charter)

           ------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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                            (1)

                        OMAGINE, INC.
           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
               TO BE HELD DECEMBER 29, 2009
           ----------------------------------------

To the Stockholders of Omagine, Inc.:

You are hereby notified that the Annual Meeting of Stockholders (the "Annual Meeting") of Omagine, Inc., a Delaware corporation ("Omagine" or the "Company"), will be held at the conference room on the 59th floor of the Empire State Building, 350 Fifth Avenue, New York, N.Y. 10118, on Tuesday, December 29, 2009 at 11:00 A.M., Eastern Standard Time, for the following purposes:

1. To elect five (5) members to the Company's Board of Directors, each for a term of one year or until their successors are elected and qualified in accordance with the Company's
Certificate of Incorporation and By-Laws (Proposal No. 1).

2. To consider and vote on a proposal (Proposal No. 2) to approve an amendment to the Certificate of Incorporation of the Company to:

     (i) effect a one-for-one hundred reverse split of the Common Stock of the Company held by any shareholder on the record date for such reverse split ("Reverse Split"); and immediately thereafter

     (ii) effect a twenty-for-one forward split of the Common
Stock of the Company held by any shareholder on the record date for such forward split ("Forward Split");

     (iii) establish fifty million (50,000,000) as the number of shares of Common Stock that the Company shall be authorized to issue subsequent to the Forward Split; and

     (iv) authorize the Company and its Board of Directors, at their discretion, to conduct a "Rights Offering" subsequent to the Forward Split whereby all shareholders of the Company on the record date for such Rights Offering shall be entitled to purchase one (1) unit ("Unit") at a purchase price of twenty-five cents ($0.25) per Unit, each Unit consisting of (a) one (1) share of Common Stock and (b) one (1) warrant to purchase one

                            (2)

(1) share of Common Stock from the Company at a purchase price of $6.00 per share for each one (1) share held by any such shareholder on the record date for the Rights Offering.

3. To consider and vote on a proposal (Proposal No. 3) to approve an amendment to the Certificate of Incorporation of the Company to:

     (i) effect the Reverse Split; and immediately thereafter

     (ii) effect a one hundred-for-one forward split of the Common Stock of the Company held by any shareholder on the record date for such forward split ("Identical Forward Split");

4. To consider and vote on a proposal (Proposal No. 4) to approve an amendment to the Company's 2003 Incentive Stock Plan to (i) change the name from the "ALFA INTERNATIONAL CORP. 2003 STOCK OPTION PLAN" to the "Omagine, Inc. 2003 Stock Option Plan" (the "Plan") and (ii) in the event of the Forward Split described in Proposal No. 2 above to continue in effect the presently authorized 2,500,000 number as the number of shares of Common Stock reserved for issuance under the Plan subsequent to the Forward Split.

5. To ratify the selection by the Company of Michael T. Studer, C.P.A., P.C., independent public accountants, to audit the financial statements of the Company for the year ending December
31, 2009 (Proposal No. 5).

6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing Proposals are more fully described in the proxy statement that is attached and made a part hereof.

ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON FRIDAY,
NOVEMBER 4, 2009 ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE
ANNUAL MEETING.

Each share of Common Stock is entitled to one vote. The transfer books of the Company will not be closed. From November 6, 2009 until the date of the meeting, a list of shareholders entitled to vote at the Annual Meeting will be available to shareholders

                            (3)
for any purpose germane to the Annual Meeting during ordinary business hours at the Company's offices located at 350 Fifth
Avenue, Suite 1103, New York, NY 10118.

A proxy statement, proxy, and a copy of the Company's Annual Report on Form 10-K and amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008 and as filed with the Securities & Exchange Commission are enclosed herewith. Shareholders may also view our proxy materials and Annual Report at http://investors.omagine.com/annualmeetings.asp?year=2008.

If you are unable to attend the Annual Meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may revoke your proxy in writing at any time before it is voted and vote your shares.

By Order of the Board of Directors,

              /s/ Charles P. Kuczynski, Secretary

                  New York, N.Y.
                  November 30, 2009

Mailed to Stockholders
on or about December 7, 2009



----------------------------------------------------------------
                  YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE,
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON,
PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN
THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

----------------------------------------------------------------




                            (4)

                    OMAGINE, INC.
             350 FIFTH AVENUE, SUITE 1103
                NEW YORK, N.Y. 10118

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
----------------------------------

GENERAL INFORMATION

This proxy statement is furnished to the Common Stockholders of Omagine, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies in the accompanying form for use in voting at the annual meeting of stockholders (the "Annual Meeting") to be held at the conference room on the 59th floor of the Empire State Building, 350 Fifth Avenue, New York, N.Y. 10118, on Tuesday, December 29, 2009 at 11:00 A.M and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked ("Shares") will be voted at the Annual Meeting. If no directions are specified, such Shares represented by proxies will be voted FOR the election of the Board nominees as specified in this proxy statement. In all cases, Shares with respect to which authority is withheld, abstentions and broker Shares that are not voted will not be included in determining the number of votes cast. The accompanying proxy is solicited by the Company's Board of Directors and may be revoked by the Stockholder any time before it is voted.

The Company's complete mailing address is 350 Fifth Avenue, Suite 1103, New York, N.Y. 10118. The Company's annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are available free of charge in electronic or paper form upon request to us after they are electronically filed with, or furnished to, the Securities and Exchange Commission (the "Commission"). All materials filed by us with the Commission also can be obtained at the Commission's Public Reference Room at 100 F Street, N.W. Washington, D.C. 20549 or through the Commission's Web site at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

                            (5)

SOLICITATION, RECORD DATE AND VOTING PROCEDURES

The solicitation of proxies will be conducted by United States mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of shares of the Company's $0.001 par value Common Stock ("Common Stock"). The Company may conduct further solicitation personally, telephonically or by facsimile or electronic mail through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with any such solicitation. The close of business on November 4, 2009 has been fixed as the record date (the
"Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 50,663,926 shares of its Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of the holders of a majority of the Common Stock entitled to vote at the Annual Meeting, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The Company's Secretary will act as inspector of elections and will tabulate votes cast by proxy and in person at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. There are no shares of the Company's preferred stock outstanding. For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only votes cast "for" or "against" are included.

QUORUM

In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding Common Stock eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose. There are no treasury shares issued or outstanding.

VOTES NEEDED

Votes may be cast in favor of, against or withheld from, each
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
director nominee. Only votes for or against a proposal count. The shares of Common Stock represented by abstentions and broker non-votes count for quorum purposes but such abstentions and broker non-votes do not count for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal. The directors will be elected by plurality vote and votes that are withheld will be excluded entirely from the vote and will have no effect. The director candidates who receive the most votes will be elected to fill the seats on the Board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. The affirmative vote of the holders of a majority of the total outstanding shares as of the record date is necessary to approve
(i)the amendment of the Certificate of Incorporation to effect the Reverse Split, Forward Split and set the number of shares of Common Stock that the Company is authorized to issue to 50,000,000, and (ii) the Reverse Split and the Identical Forward Split. The Board of Directors may authorize the proposed
Rights Offering in Proposal No. 2 without shareholder approval. However, the Board has included this proposed corporate action in Proposal No. 2 requiring an affirmative vote of the holders of a majority of the total outstanding shares as of the record date and the Board does not intend to conduct the Rights Offering unless Proposal No. 2 is approved by the shareholders. The affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required to (i) approve the proposal to amend the Company's 2003 Stock Option Plan to change the name from the Alfa International
Corp. 2003 Stock Option Plan to the Omagine, Inc. 2003 Stock Option Plan and, in the event of the Forward Split described in Proposal No. 2, to set 2,500,000 as the number of shares of Common Stock reserved for issuance under the Plan after the Forward Split and (ii) ratify the selection of Michael T. Studer, C.P.A., independent public accountants, to audit the financial statements of the Company for the year ending December 31, 2009.

ATTENDING IN PERSON

Only shareholders or their proxy holders and the Company's guests may attend the Annual Meeting. For safety and security reasons, no cameras, audio or video recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting. In addition, each shareholder and guest will be asked

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

to present a valid government issued picture identification, such as a driver's license, before being admitted to the Annual
Meeting.

In order to gain admission to the Annual Meeting, registered shareholders should bring their proxy card with them to the Annual Meeting. If your shares are held in the name of your broker, bank, or other nominee, (collectively, "Nominee") you must bring to the Annual Meeting an account statement or letter from such Nominee indicating that you beneficially owned the shares on November 4, 2009, the Record Date for voting.

Shareholders who do not present a proxy card, account statement or letter from a Nominee will be admitted to the Annual Meeting only upon verification at the admissions counter of beneficial ownership on the Record Date of shares of Common Stock.

CONTACT INFORMATION

If you have questions or need more information about the Annual
Meeting, write to:

Charles P. Kuczynski, Secretary
Omagine, Inc.
The Empire State Building
350 Fifth Avenue, Suite 1103
New York, N.Y. 10118
or call us at (212) 563-4141.

THE PROXY

The persons named as proxy holders, Frank J. Drohan and Charles
P. Kuczynski, were selected by the Company's Board of Directors and currently serve as executive officers of the Company.

All shares represented by each properly executed, un-revoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, shares of Common Stock represented by the proxy will be voted as to the proposal for which no specification is given as follows:

FOR the election of Frank J. Drohan, Charles P. Kuczynski, Louis

                            (8)

J. Lombardo, Salvatore J. Bucchere and Kevin O'C. Green as directors to the Board of Directors to hold office for a term of one year or until their successors are elected and qualified in accordance with the Company's Certificate of Incorporation and By-Laws (Proposal No. 1).

FOR amending the Certificate of Incorporation of the Company to effect a one-for-one hundred reverse split of the Common Stock of the Company held by any shareholder on the record date for such reverse split and immediately thereafter effect a twenty-for-one forward split of the Common Stock of the Company held by any shareholder on the record date for such forward split; establish fifty million (50,000,000) as the number of shares of Common Stock that the Company shall be authorized to issue subsequent to the forward split, and the authorization of the conduct, at the discretion of the Board of Directors, of a Rights Offering by the Company. (Proposal No. 2).

FOR amending the Certificate of Incorporation of the Company to effect a one-for-one hundred reverse split of the Common Stock of the Company held by any shareholder on the record date for such reverse split and immediately thereafter effect a one hundred-for-one forward split of the Common Stock of the Company held by any shareholder on the record date for such forward split; such action to be taken at the discretion of the Board of Directors as an alternative to the actions specified in Proposal No. 2. (Proposal No. 3).

FOR amending the Company's 2003 Stock Option Plan to change the name from the "Alfa International Corp. 2003 Stock Option Plan" to the "Omagine, Inc. 2003 Stock Option Plan" (the "Plan") and in the event of the Forward Split, to set 2,500,000 number as the number of shares of Common Stock reserved for issuance under the Plan subsequent to the Forward Split (Proposal No. 4).

FOR the ratification of the appointment of Michael T. Studer, C.P.A. P.C. as the Company's independent auditors for the year ending December 31, 2009 (Proposal No. 5).

In accordance with the recommendations of the Company's Board of Directors upon such other business as may properly come before such meeting. The Company presently does not know of any other such business.

                            (9)

REVOCABILITY OF PROXY

If shares of Common Stock are held in your name, you may, with respect to such shares, revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to the Company (to the attention of Charles P. Kuczynski, the Company's Secretary), at the address of the Company's principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or
(ii) attending the Annual Meeting and voting in person. If your shares are held in "street name," you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice at the Annual Meeting to the inspector of elections, Mr. Charles P. Kuczynski, of your intention to vote in person.


                        PROPOSAL NO. 1

                    ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of five (5) directors. The Board of Directors proposes a slate of five (5) directors for election at the Company's Annual Meeting, all of whom are existing directors. The directors of the Company are elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. Provided that a quorum is present, directors are elected by a plurality of the votes cast at an election. Directors who are Independent Directors have been granted stock options as described herein in lieu of cash fees for acting as directors of the Company. All directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in attending Board and Committee meetings. Officers of the Company are appointed by the Board of Directors and serve at the Board of Directors' discretion and subject to the terms of their employment agreements with the Company, if any. See "EXECUTIVE COMPENSATION
- Employment Agreements." It is the intention of the persons named in the accompanying proxy card, unless otherwise directed, to vote for the election to the Board of Directors of the

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

following nominees: Salvatore J. Bucchere, Kevin O'C. Green, Louis J. Lombardo, Charles P. Kuczynski and Frank J. Drohan. However, should any of the nominees be unable to stand for election as of the date of the Annual Meeting, a situation which is not now anticipated, proxies solicited hereby will be voted in favor of those nominees who do remain candidates for election and may be voted in favor of substitute nominees for original nominees unable to stand for election. The nominees for election have agreed to serve if elected and the Board of Directors has no reason to believe that any of these nominees will be unable to serve if elected. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of Omagine, Inc.

The Board of Directors recommends Shareholders vote FOR the election of the nominees set forth below.

The following table sets forth the names and information about nominees for election to the Board of Directors.

Name                               Age   Current Position
-----                             ----- ------------------
Frank J. Drohan(1)(2)               64  Chairman of the Board,
                                         President, Chief
                                         Executive and Financial
                                         Officer and Director
Charles P. Kuczynski                56  Vice-President,
                                         Secretary and Director
Louis J. Lombardo(3)                64  Director
Salvatore J. Bucchere (1)(2)(3)     66  Director
Kevin O'C. Green (1)(2)(3)          61  Director

(1) Member of the Stock Option Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.

Frank J. Drohan has served as a Director, Chairman, President and CEO of Omagine since 1991. Prior to his association with the Company, Mr. Drohan held various executive, sales management and financial positions with Bordens, Inc., Harcourt Brace Jovanovich, Inc. and Biddle Purchasing Company. He also owned and

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

operated several private companies including Nieman Machine Company and Rif International Corp., both of which were acquired by Omagine. Rif had extensive overseas activities in the Middle East between 1977 and 1986. Mr. Drohan also serves as President and a Director of JOL. Mr. Drohan holds a Bachelor of Science degree in Economics and Political Science from Manhattan College in New York City.

Charles P. Kuczynski has served as a Vice-President, Director and Secretary of Omagine from 1988 to 1993 and from 1996 to the present. Prior to his association with the Company, Mr. Kuczynski was employed by Hillenbrand Industries as its North-East Regional Sales Manager. Mr. Kuczynski also serves as Vice-President, Secretary and a Director of JOL. Mr. Kuczynski holds a Bachelor of Arts degree in Political Science from Merrimack College, Massachusetts.

Louis J. Lombardo has served as an independent Director of Omagine since July 1, 2005. Prior to his association with the Company, he was employed by American Express Company for 35 years, retiring as Executive Vice-President. In this capacity he managed a $1.3 billion operating budget, a $600 million capital budget and led a worldwide organization employing over 14,000 people. Mr. Lombardo holds an MBA degree from New York University.

Salvatore J. Bucchere has served as an independent Director of Omagine since October 2001. Previously, Mr. Bucchere was employed as an accounting and law professor, a management consultant and as an officer and director of Centennial Industries, Inc. ("CII"). In 1976, he and Mr. Drohan co-founded Biddle International Sales Co. as an export subsidiary of CII and from 1977 to 1979, he was employed as a Vice President and Director of Rif. He was also president of another CII subsidiary
- Jabro Automotive Co. and from 1982 until 2003 he was the Chairman of the Board and controlling shareholder of Columbia Automotive Products, Inc. Mr. Bucchere holds a bachelors degree in Accounting from St. Johns University in New York.

Kevin O'C. Green has served as an independent Director of Omagine since October 2001. Mr. Green practices law in Minnesota and he has extensive experience in business litigation including commercial and securities matters. Mr. Green also is the owner

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

and Chief Executive Officer of a mining company in Central
America. Mr. Green holds degrees in Geology and Philosophy from the College of St. Thomas and a law degree from the University of Minnesota Law School.


BOARD COMMITTEES AND MEETINGS

The Board of Directors held three teleconference meetings during the Company's fiscal year ended December 31, 2008. The Board of Directors has appointed a Compensation Committee, Audit Committee and Stock Option Committee. Each director attended 75% or more of the aggregate of (i) the total number of meetings of the Company's Board of Directors held during the period for which such person was a director and (ii) the total number of meetings held by all committees of the Company's Board of Directors on which the director served during the periods that he served.

The Board of Directors does not have a formal policy regarding attendance by members of the Board at the Annual Meeting.
However, the Company's directors are encouraged to attend and, historically, more than a majority have done so.

The Company's Compensation Committee currently consists of three independent directors, Mr. Bucchere, Mr. Lombardo and Mr. Green. The compensation committee is responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The compensation committee did not hold any meetings during the fiscal year ended December 31, 2008.

Historically, the Board of Directors has not adopted a formal policy concerning stockholder recommendations regarding the election of directors. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. Although the Company's Board of Directors has historically designated nominees for election, the Board will consider nominations submitted by the Company's stockholders. To date, the Board has not received any recommendations from stockholders requesting that it consider a candidate for inclusion among the slate of nominees in this proxy statement.

                            (13)

In evaluating director candidates, the Board of Directors considers a number of factors, including the appropriate size of the Board of Directors; the knowledge, skills and experience of candidates, including experience in business, finance and administration; skills and experience already possessed by other members of the Board; experience with accounting rules and practices; and the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members. The Board of Directors' goal is to assemble a Board that brings a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board also considers candidates with appropriate non-business backgrounds. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board of Directors and any nominating committee that is formed may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.

The Board of Directors identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service, or if the Board of Directors decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above.

Current members of the Board of Directors are polled for suggestions as to individuals meeting the desired criteria.
Research may also be performed to identify qualified individuals. To date, the Board has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although in the future it may retain a third party search firm if necessary.

Stockholders seeking to nominate persons for election as directors at the Company's 2009 Annual Meeting of Stockholders should submit such nominations in writing to Omagine, Inc., c/o Corporate Secretary, 350 Fifth Avenue, Suite 1103, New York, N.Y. 10118. In order to ensure that the Company's Board of Directors has a reasonable opportunity to evaluate such

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

nominations, such nominations must be submitted no later than March 1, 2010. Historically, the Company has not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.


DIRECTOR COMPENSATION

Employee-directors do not receive cash compensation for their service as members of the Board of Directors. Non-employee directors receive fees for attendance at Board of Directors meetings and at the Company's annual meeting in accordance with the Schedule of Director's Fees set forth below:

             Schedule of Independent Director Fees
                      December 31, 2008

Compensation Item                                     Amount ($)
-----------------                                     ---------
Annual Retainer                                       $     0
Attendance at Annual Meeting                              500
Per Board Meeting Fee (attendance in person)              500
Per Board Meeting Fee (attendance by teleconference)      250
Per Committee Meeting Fee (in person or by
     teleconference)                                        0
Appointment Fee Upon Election to Board of Directors         0

In 2008, each of the three non-employee directors were entitled to receive a total of $1,250 for their attendance at Board meetings, including the Annual Meeting. Members of the Audit Committee, Compensation Committee and Stock Option Committee do not receive any compensation for their service as members of those respective committees. All directors are reimbursed for reasonable out of pocket expenses incurred in connection with serving as a director.

On the date of appointment to the Board, new non-employee outside Directors are entitled to a one-time grant of 30,000 non-qualified stock options (or such other number of options as

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

determined by the Board in its discretion). The price of the Common Stock underlying such options is the closing bid price on the date of grant and the options vest over three years provided the Board member continues to hold office.

On January 1, 2004, the Company awarded options to purchase 30,000 shares of its Common Stock to each of its then two outside Directors - Mr. Green and Mr. Bucchere, at an exercise price of $0.17 per share. All 60,000 of such options were exercised in December 2008 by Messrs. Bucchere and Green. On

July 1, 2005, the Company awarded options to purchase 30,000 shares of its Common Stock to Mr. Louis J. Lombardo, an outside
Director, at an exercise price of $1.00 per share. The options expire five years after the date of the grant.

Non-employee independent Board members that have served on the Board for at least 3 years will be granted 10,000 options (or such other number of options as determined by the Board of Directors in its discretion) at an exercise price equal to the closing bid price on the date of grant and vesting immediately upon grant. The date of grant shall be the first business day of each fiscal year next following completion of such three years of service.

On October 30, 2007, the Company awarded options to purchase 30,000 shares of its Common Stock to each of Messrs. Bucchere and Green at an exercise price $0.90 per share. The options expire five years after the date of grant. 10,000 of such options vested on October 30, 2007, and an additional 10,000 of such options vested each on January 1, 2008 and 2009 to each of Messrs. Bucchere and Green.

On January 1, 2008, 30,000 options were granted to Mr. Lombardo at an exercise price of $0.80. 10,000 of such options vested on the grant date. An additional 10,000 options vested on January 1, 2009. Provided Mr. Lombardo is a director of the Company, 10,000 options shall vest on January 1, 2010. Directors of the Company, who are employees of the Company, do not receive additional compensation for their services as Directors.

Report on the Repricing of Any Options or Stock Appreciation
Rights:

                            (16)

There was no repricing of any options during fiscal year 2008.
The Company has never issued any stock appreciation rights.


                         PROPOSAL NO. 2

     AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

The Company's stockholders are being asked to act upon a proposal to approve an amendment to the Certificate of


Incorporation of the Company to effect a one-for-one hundred reverse split of the Common Stock of the Company held by any shareholder on the record date for such reverse split (the "Reverse Split") followed immediately by a twenty-for-one forward split of the Common Stock of the Company held by any shareholder on the record date for such forward split (the "Forward Split); establish fifty million (50,000,000) as the number of shares of Common Stock that the Company shall be authorized to issue subsequent to the Forward Split; and to thereafter conduct a Rights Offering exclusively for the Company's shareholders.

The Board of Directors recommends Shareholders vote FOR Proposal
No. 2 as set forth below.

As of the Record Date, the Company had 50,663,926 shares of its Common Stock ("Common Shares") issued and outstanding and held by approximately 1,652 individual shareholders. Approximately 858 of those individual shareholders (51%) owned less than one hundred (100) Common Shares each.

As of the Record Date, the aggregate amount of Common Shares owned by the shareholders who owned less than 100 shares each, was approximately 16,850 Common Shares, or 0.034% of the total issued and outstanding Common Stock of the Company. The 50,663,926 balance of the Common Shares representing more than 99% of all Common Shares as of the Record Date was held by approximately 794 individual shareholders.

For the purposes of this discussion, all share numbers and shareholder numbers are as of the Record Date - November 4,

                            (17)

2009. The Company incurs considerable printing, mailing, postage, transfer agent and broker fees, administrative and overhead expenses (collectively, "Expenses") in its communication efforts with its shareholders. Such Expenses include the annual expenses associated with printing and mailing its annual report and proxy statement to all its shareholders.

Given the presently incurred and expected future expenses attendant to the Company's communications with its shareholders, the Board of Directors believes it would be in the best interests of the Company and of the Company's shareholders to dramatically reduce such Expenses by reducing by approximately 51%, the number of its shareholders with which it must communicate. Additionally, in many cases it is expensive for shareholders with fewer than 100 shares to sell their shares in the open market. The Reverse Split allows shareholders with small accounts to cash out of their positions without incurring expenses such as brokerage fees. However, if these shareholders do not want to cash out their holdings of Common Stock, they may purchase additional shares in the open market to increase their account to at least 100 shares, or, if applicable, consolidate/transfer their accounts into an account with at least 100 shares.

In order to accomplish this, the Company is seeking approval to amend its Certificate of Incorporation to effect a one-for-one hundred reverse split of its Common Stock held by any shareholder on the record date for such reverse split (the "Reverse Split"). The Company will pay cash (the "Payment") for any fractional shares resulting from the Reverse Split (the "Fractional Shares"). Shareholders who otherwise would be entitled to receive Fractional Shares shall be entitled to receive cash from the Corporation's transfer agent in lieu of such Fractional Share interests in an amount equal to the proceeds attributable to the sale of such Fractional Shares following the aggregation and sale by the Corporation's transfer agent of all such Fractional Shares that would be otherwise issuable. The Payments to such shareholders will be made as soon as practicable after the effective date of the Reverse Split and without interest or deduction.

The result of the Reverse-Split and the elimination of all

                            (18)

Fractional Shares will result in a reduction of 50,663,926 Common Shares resulting in approximately 506,639 shares of Common Stock outstanding after the Reverse Split. The reverse split will also reduce the number of the Company's shareholders from 1,652 to 794 shareholders ("Remaining Shareholders").

Under the General Corporation Law of the State of Delaware, shareholders will not be entitled to exercise appraisal rights in connection with the Reverse Split, and the Company will not independently provide shareholders with any such right.

After the Reverse-Split, the 858 shareholders owning less than 100 Common Shares each, would no longer be Company shareholders and all Fractional Shares would be eliminated, including any which are owned by the 794 Remaining Shareholders. Except for the slight increase in each Remaining Shareholder's percentage ownership of the 506,639 outstanding shares immediately after the Reverse Split as a result of the elimination of the Fractional Shares (including the approximately 16,850 former Common Shares owned by the 858 former shareholders), each Remaining Shareholder would continue to own the same percentage of the Company's then outstanding 506,639 reversed shares as such Remaining Shareholder owned prior to the Reverse Split.

The Company's Board of Directors believes that it is in the best interest of the Company and of the Company's Remaining Shareholders that the Company's outstanding Common Stock immediately after the Reverse Split be increased to 10,132,780 shares. Accordingly, the Company is seeking approval to amend its Certificate of Incorporation to effect a twenty-for-one forward split of the Common Stock of the Company held by any shareholder on the record date for such forward split (the "Forward Split'). Immediately after the Forward Split the Company would have approximately 10,132,780 shares outstanding held by approximately 794 shareholders. The Company's Board believes that the Reverse Split followed by the Forward Split (which will have the net effect of a five-for-one reverse split) (collectively referred to as the "Transaction") will position the Company well for its planned future activities, including if the Company seeks to be listed on the NASDAQ stock market. The Board also believes that the current per-share price of the Common Stock has limited its effective marketability because of the reluctance of many brokerage firms and institutional

                            (19)
investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. The Company's Common Stock is included for quotation on the Over-the-Counter Bulletin Board under the symbol "OMAG.". As of November 30, 2009, the closing price of the Company's Common Stock on the Over-the-Counter Bulletin Board was $0.115.

The immediate effect of the Transaction will be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Common Stock. However, the effect of any reverse stock split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of the Common Stock after the Transaction will rise in exact proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the Transaction. Also, the Company cannot assure you that the Transaction will lead to a sustained increase in the trading price of the Common Stock. The trading price of the Common Stock may change due to a variety of other factors, including the Company's operating results, other factors related to the Company's business, and general market conditions.

If approved at the Company's Annual Meeting, the Reverse Split and the Forward Split would become effective upon the date of filing of an amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Date").

The Reverse Split and Forward Split will affect all holders of our Common Stock uniformly and will not change the proportionate equity interests of such shareholders, nor will the respective voting rights and other rights of holders of our Common Stock be altered, except for possible changes due to the treatment of Fractional Shares resulting from the Reverse Split.

Certain U.S. federal income tax consequences of the Reverse Split and Forward Split (collectively referred to as the "Transaction") are generally applicable to beneficial holders of shares of our Common Stock with possible tax consequences. Each shareholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to

                            (20)
such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Transaction.

Shareholders who immediately prior to the Effective Date own less than 100 shares in certificated form will receive a letter from the Company or its transfer agent subsequent to the Effective Date containing instructions on how to surrender certificates for cash payments. Banks, brokers, or other nominees holding shares in "street name" (not in certificated form) will be instructed to effect the Reverse Split for their customers holding Common Stock and the cash payments for such street name holders will be distributed by the banks, brokers or other nominees to such street holders' individual accounts. Such banks, brokers, or other nominees holding shares in "street name" will also be instructed to effect the Forward Split for their customers holding whole shares of Common Stock subsequent to the Reverse Split.

In connection with the Reverse Split and the Forward Split, Omagine's Common Stock will be identified by a new CUSIP number.
Our transfer agent will act as our exchange agent and assist holders of Common Stock in implementing the exchange of their certificates. Shareholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificates representing Common Stock ("Old Certificates") to the transfer agent in exchange for certificates representing the appropriate number of post-split Common Stock
("New Certificates"). No New Certificates will be issued to a stockholder until that stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his Old Certificates. The letter of transmittal will contain instructions on how to obtain New Certificates if Old Certificates have been lost. If you have lost your certificate(s), you will have to pay any surety premium and the service fee required by our transfer agent. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of shares to which these shareholders are entitled. The transfer agent will provide registered stockholders with instructions and a letter of transmittal for converting Old Certificates into New
Certificates shortly after the Effective Date.

                            (21)

The Company's Board of Directors believes that it is in the best interest of the Company and of its shareholders that, subsequent to the Forward-Split, and at the discretion of the Board of Directors, the Company should conduct a "Rights Offering" exclusively for its shareholders. The Rights Offering would grant each shareholder on the record date for such Rights Offering, the right, for each one (1) share of Common Stock held by such shareholder on such record date, to purchase one (1) Unit from the Company for a purchase price of twenty-five cents ($0.25) per Unit; each such Unit consisting of (a) one new share of Common Stock and (b) one warrant to purchase one share of Common Stock from the Company at a warrant exercise price of six dollars ($6.00). The Company would be further authorized to file a registration statement with the SEC to register the shares of Common Stock underlying such Units. The Company has no present intention of registering either the Units or the warrants.

The Company's Board of Directors believes that the Company should establish fifty million (50,000,000) as the number of shares of Common Stock that the Company shall be authorized to issue subsequent to the Transaction, creating an effective increase in the authorized number of unissued shares of Common Stock. The Company does not have any current intent to issue the shares that are newly available as a result of the Transaction except for shares that may be issued as a result of a Rights Offering.

As of the date hereof, the Company's Officers and Directors have deferred the payment of portions of their salary payments and/or reimbursement by the Company of amounts owed to them by the Company and/or made cash loans to the Company (collectively, the "Company Indebtedness"). Such Company Indebtedness has been accrued as a Company liability on the Company's accounting records. SEE: "Related Party Payables". Pursuant to the terms and conditions of the Rights Offering, any Officer or Director who purchases Units under the Rights Offering will be permitted to pay for all or a portion of such Units by offsetting the purchase price of such Units against any Company Indebtedness owed to such Officer or Director and accrued as such on the Company's accounting records as of the record date for the Rights Offering.

The proposed amendment to the Company's Certificate of

                            (22)

Incorporation is set forth below as Appendix A to this proxy statement.

The affirmative vote of the holders of a majority of the shares outstanding is required to approve Proposal No. 2.

It is the intention of the persons named in this proxy statement and the accompanying proxy card, unless otherwise directed, to vote for amending the Company's Certificate of Incorporation to effect the Reverse Split, the Forward Split, the Rights Offering, and set the number of shares of Common Stock that the Company is authorized to issue to 50,000,000 shares of Common Stock.

The Board reserves the right to abandon the aforementioned amendment without further action by our shareholders at any time before the filing of the necessary amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware even if our shareholders have approved the amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
PROPOSAL NO. 2.


                         PROPOSAL NO. 3

     AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

The Company's stockholders are being asked to act upon a proposal to approve an amendment to the Certificate of Incorporation of the Company to effect a one-for-one hundred reverse split of the Common Stock of the Company held by any shareholder on the record date for such reverse split (the "Reverse Split") followed immediately by a one hundred-for-one forward split of the Common Stock of the Company held by any shareholder on the record date for such forward split (the "Identical Forward Split).

The Board of Directors recommends Shareholders vote FOR Proposal
No. 3 as set forth below.

In the event that Proposal Number 2 is approved by the shareholders and is later, as provided for herein, abandoned by

                            (23)
the Company, or in the event that Proposal Number 2 is not approved by the shareholders, the Board of Directors believes it would continue to be in the best interests of the Company and of the Company's shareholders to reduce Expenses by reducing by approximately 51%, the number of its shareholders with which it must communicate, all as further indicated in Proposal 2 above.

The Company is therefore seeking approval to amend its Certificate of Incorporation to effect the "Reverse Split. The Company will make the Payment for any Fractional Shares resulting from the Reverse Split. Shareholders who otherwise would be entitled to receive Fractional Shares shall be entitled to receive cash from the Corporation's transfer agent in lieu of such Fractional Share interests in an amount equal to the proceeds attributable to the sale of such Fractional Shares following the aggregation and sale by the Corporation's transfer agent of all such Fractional Shares that would be otherwise issuable.

The Company's Board believes that the Reverse Split followed by the Identical Forward Split (collectively referred to as the "Identical Transaction") will position the Company well for its planned future activities, including if the Company seeks to be listed on the NASDAQ stock market. Except for the dramatic reduction in the number of the Company's shareholders, the Identical Transaction is not expected to have any discernible effect. Neither the number of shares outstanding on the record date for the Identical Transaction nor the then current per-share price of the Common Stock will be affected.

The immediate effect of the Identical Transaction will be to reduce the number of shareholders by approximately 51% while maintaining the same number of shares of Common Stock outstanding.

The Reverse Split and Identical Forward Split will affect all holders of our Common Stock uniformly and will not change the proportionate equity interests of such shareholders, nor will the respective voting rights and other rights of holders of our Common Stock be altered, except for possible changes due to the treatment of Fractional Shares resulting from the Reverse Split.

The proposed amendment to the Company's Certificate of

                            (24)

Incorporation is set forth below as Appendix B to this proxy statement.

The affirmative vote of the holders of a majority of the shares outstanding is required to approve Proposal No. 3.

It is the intention of the persons named in this proxy statement and the accompanying proxy card, unless otherwise directed, to vote for amending the Company's Certificate of Incorporation to effect the Reverse Split and the Identical Forward Split.

The Board reserves the right to abandon the aforementioned amendment without further action by our shareholders at any time before the filing of the necessary amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware even if our shareholders have approved the amendment.

If the Company implements the Identical Transaction as described in this Proposal Number 3 it will not implement the Transaction as described in Proposal Number 2, and conversely, if the Company implements the Transaction as described in Proposal Number 2 it will not implement the Identical Transaction as described in this Proposal Number 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
PROPOSAL NO. 3.




                         PROPOSAL NO. 4

           AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN

The Company's stockholders are being asked to act upon a proposal to amend the Alfa International Corp. 2003 Stock Option Plan (the "Plan") to change the name of the Plan to the Omagine, Inc. 2003 Stock Option Plan and set 2,500,000 as the number of shares of Common Stock reserved for issuance under the Plan subsequent to the Transaction as described in Proposal Number 2.

At the Company's Annual Meeting held on September 1, 2004, the
Company's stockholders approved the adoption of the "ALFA

                            (25)

INTERNATIONAL CORP. 2003 STOCK OPTION PLAN" (the "Plan") under which two million five hundred thousand (2,500,000) shares of Common Stock were reserved for issuance. On June 13, 2007, the Company changed its name to Omagine, Inc. The Company's Board of Directors has approved (i) changing the name of the Plan to the "Omagine, Inc. 2003 Stock Option Plan" and (ii) in the event that the Forward Split is effected, to amend the Plan so that 2,500,000 continues to be the number of shares of Common Stock reserved for issuance under the Plan after the Forward Split has been effected. If the Plan is not amended in accordance with Proposal No. 3, the number of shares of Common Stock reserved for issuance under the Plan would decrease to 500,000 as a result of the Transaction.

The Board of Directors believes that the attraction and retention of high-quality employees, directors, consultants and other professional advisors is essential to the Company's planned growth and that having a sufficient number of shares of its Common Stock reserved for issuance under the Plan is necessary to remain competitive in the Company's compensation practices.

If approved by the stockholders, a total of two million five hundred thousand (2,500,000) shares of Common Stock will be reserved for issuance under the Omagine, Inc. 2003 Stock Option Plan subsequent to the Transaction as described in Proposal Number 2.

The Board of Directors recommends Shareholders vote FOR the amendments to the Plan discussed below.

A general description of the Plan is set forth below and the full text of the proposed amendment to the Plan is set forth as Appendix B to this proxy statement. It is intended that the Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Capitalized terms used in this Proposal No. 3 shall have the same meaning as in the Plan unless otherwise indicated.

GENERAL DESCRIPTION

PURPOSE.  The purpose of the Plan is to provide the Company with

                            (26)
a mechanism to give an incentive through ownership of the Company's Common Stock to those employees, directors, advisers and consultants whose contributions are important to the Company's success. The Plan will help the Company to (i) retain such persons in service and (ii) compete effectively with other enterprises for the services of qualified individuals.

SHARES RESERVED FOR ISSUANCE UNDER THE PLAN. A total of two million five hundred thousand (2,500,000) shares of Common Stock will be reserved for issuance under the Plan whether or not the Forward Split occurs, subject to adjustment only in the event of a stock split, stock dividend, or other similar change in the Company's Common Stock or capital structure. As noted above, if the Plan is not amended in accordance with Proposal No. 3, the number of shares of Common Stock reserved for issuance under the Plan would decrease to 500,000 as a result of the Transaction.

ADMINISTRATION. The Plan is administered, with respect to grants, by the "Stock Option Committee" appointed by the Board of Directors. With respect to grants to officers and directors, any committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code.

TERMS AND CONDITIONS OF AWARDS. The Plan provides for the grant of stock options ("Options"). Options granted under the Plan may be either incentive stock options under the provisions of
Section 422 of the Internal Revenue Code or nonqualified stock options.

Subject to applicable laws, the Stock Option Committee has the authority, in its sole discretion, to select employees, directors, advisers and consultants to whom Options may be granted from time to time, to determine whether and to what extent Options are granted, to determine the number of shares of the Company's Common Stock to be covered by each Option award (subject to the limitations set forth under the above section of this Proposal No. 3, "SHARES RESERVED FOR ISSUANCE UNDER THE PLAN"), to approve stock option grant agreements ("Option Agreements") for use under the Plan, to determine the terms and conditions of any Option grant or Option Agreement, to construe and interpret the terms of the Plan, Options granted and Option

                            (27)

Agreements and to take such other action not inconsistent with the terms of the Plan as the Stock Option Committee deems appropriate.

Each Option granted under the Plan shall be so designated in an Option Agreement as either an incentive stock option or a nonqualified stock option. The term of any Option granted under the Plan may not be for more than ten years.

The Plan authorizes the Stock Option Committee to grant Options at an exercise price not less than 100% of the fair market value of the Common Stock on the date the Option is granted. The exercise price is generally payable in cash, check or shares of Common Stock.

TERMINATION OF RELATIONSHIP. Except in the case of termination of an Option holder's relationship with the Company for cause, Options held by such holder, which otherwise would have become fully vested within ninety (90) calendar days after the date of termination of his relationship with the Company (the "Termination Date"), shall become fully vested as of the Termination Date and, along with any other Options held by him which vested prior to the Termination Date, may be exercised, in whole or in part, by him within such period after the Termination Date (not to exceed one (1) year) as the Plan Committee shall prescribe in his Option Agreement.

TRANSFERABILITY. Under the Plan, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or, with the consent of the Company, at any time after the first year following the Grant Date and may be exercised during the lifetime of the participant only by the participant.

Each optionee should consult his, her or its own tax advisor with regard to the exercise of Options in the Plan. Certain U.S. federal income tax consequences of the exercise of Options are generally applicable, with possible tax consequences. Optionees should review particular facts and circumstances that may be unique to each optionee and also as to any estate, gift, state, local or foreign tax considerations arising out of the exercise of Options.

                            (28)

REQUIRED VOTE

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented at the Annual Meeting is required to approve the proposed amendments to the Plan. Only votes for or against a proposal count.
Abstentions and broker non-votes will have no effect.

It is the intention of the persons named in this proxy statement and the accompanying proxy card, unless otherwise directed, to vote for the approval of Proposal No. 4 amending the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
AMENDING THE PLAN TO CHANGE THE NAME TO THE OMAGINE, INC.
2003 STOCK OPTION PLAN AND TO SET AT 2,500,000 AS THE NUMBER OF
SHARES THAT ARE RESERVED FOR ISSUANCE UNDER THE PLAN SUBSEQUENT
TO THE TRANSACTION AS DESCRIBED IN PROPOSAL NUMBER 2.

                           PROPOSAL NO. 5

          RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected the firm of Michael T. Studer, C.P.A., P.C., independent public accountants ("Studer"), to audit the financial statements of the Company for the fiscal year ending December 31, 2009. It is anticipated that Michael T. Studer will be present at the Annual Meeting to respond to appropriate questions and he will have the opportunity, if he so desires, to make a statement.

            Independent Public Accounting Firm Fees

The following table sets forth the fees for services provided by Studer relating to the fiscal years ended December 31, 2007 and December 31, 2008, respectively.
                                               Fiscal Year
                                         -----------------------
                                            2007          2008
                                         ---------    ---------
Audit Fees                               $ 27,500      $ 27,500
Audit-Related Fees                            0             0
Tax Fees                                      0             0
All Other Fees                                0             0
                                         ---------    ---------
Total                                    $ 27,500      $ 27,500
                            (29)

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.

Audit Fees: These are fees for professional services for the audit of our annual consolidated financial statements, the review of financial statements included in quarterly reports on Form 10-Q and services that are normally rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees: No fees for related services that are related to the performance of the audit or the review of financial statements that are not included as audit fees were charged.

Tax Fees: No fees for professional services rendered with respect to tax compliance, tax advice and tax planning were charged.

All Other Fees: No fees for services that do not meet the above category descriptions were charged.

The Audit Committee considered whether the provision of services referenced above is compatible with maintaining Studer's independence. The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

REQUIRED VOTE

The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting is required to approve the ratification of the selection of Michael T. Studer, C.P.A., P.C. as the Company's independent auditor for the year ending December 31, 2009. Only votes for or against a proposal count. Abstentions and broker non-votes will have no effect.

It is the intention of the persons named in this proxy statement

                            (30)
and the accompanying proxy card, unless otherwise directed, to vote for the ratification of the selection of MICHAEL T. STUDER, CPA, P.C.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
RATIFICATION OF THE SELECTION OF MICHAEL T. STUDER, CPA, P.C.



OTHER MATTERS

EXECUTIVE OFFICERS

The Executive Officers and Directors of the Company as of the date hereof are as follows:

NAME                    AGE            POSITION
------                  -----          -----------
Frank J. Drohan          64        Chairman and Chief Executive
                                     Officer

Charles P. Kuczynski     56        Vice President, Secretary
                                     and Director

Louis J. Lombardo        64        Director

Salvatore J. Bucchere    66        Director

Kevin O'C. Green         61        Director



Executive Compensation

The following table sets forth information relating to the aggregate compensation received by the then current Executive Officers of the Company for services in all capacities during the Registrant's three fiscal years indicated for (i) the Chief Executive and Financial Officer, and (ii) each then current executive officer whose total cash compensation exceeded $100,000.


                            (31)


                                   SUMMARY COMPENSATION TABLE

(a)          (b)    (c)     (d)    (e)    (f)      (g)           (h)     (i)         (j)

                                                              Change in
Position                                                      Pension
Name and                                                      Value and
Principal                                          Non-       Non-qual-
Position                                           Equity     ified
                                                   Incent-    Deferred   All
                                                   tive Plan  Compen-    Other
                                  Stock  Option    Compen-    sation     Compen-
                  Salary(1) Bonus Awards Awards(2) sation     Earnings   sation     Total
             Year    ($)     ($)    ($)    ($)       ($)         ($)       ($)       ($)
             ---- --------- ----- ------ --------- ---------  ---------  -------    -----
Frank J.
Drohan
Chief
Executive
& Financial
Officer
             2008  125,000    0      0    47,170      0        31,500       0     203,670
             2007  114,583    0      0       0        0           0         0     114,583

(1)  Amounts included under Column (c) for 2008 represent
$93,750 cash salary payments and $31,250 unpaid salary which has been accrued on Registrant's books; 2007 total represents $52,083 cash salary payments and $62,500 unpaid salary which has been accrued on the Registrant's books.

(2) Column (f) represents the dollar amount recognized as compensation expense for financial statement reporting purposes for the year indicated under SFAS No. 123(R), and not an amount paid to or realized by the named Executive
Officer. There can be no assurance that the amounts determined by SFAS No. 123(R) will ever be realized.
Assumptions used in the calculation of these amounts are included in Note 1- STOCK-BASED COMPENSATION - to the
Company's audited financial statements for the fiscal year ended December 31, 2008.

Management has concluded that the aggregate amount of personal benefits does not exceed 10% of the total compensation reported in column (j) of the foregoing table as to any person specifically named in such table.

                            (32)

The following table summarizes information as of the close of business on December 31, 2008 about (i) the options under the Alfa International Corp. 2003 Stock Option Plan (the "Alfa Plan") which was approved by the Company's stockholders and (ii) options issued outside of the Alfa Plan.


                        EQUITY COMPENSATION PLAN INFORMATION


                                                                  Number of securities
                                                                  remaining available for
                      Number of securities                        future issuance under
                      to be issued upon     Weighted-average      equity compensation
                      exercise of out-      exercise price of     plans [excluding
                      standing options,     outstanding options,  securities in column
                                                                  (a)]
                     -------------------   --------------------  -----------------------
                             (a)                   (b)                    (c)


Alfa
Plan (1)                   1,850,000               $0.44                  650,000

Non-Alfa Plan (2)            800,000               $0.25                      0
                           ---------              ------                  -------
Total                      2,650,000               $0.38                  650,000

(1) If Proposal Nos. 2 and 3 are approved by the stockholders, a total of (2,500,000) shares of Common Stock will be reserved for issuance under the Omagine, Inc. 2003 Stock Option Plan.

(2) Pursuant to the terms of his consulting agreement, Mr.
Hamdan holds stock options granted by the Board of Directors and administered by the Compensation Committee. See "Hamdan
Agreement".

                            (33)

Employment Agreements and Consulting Agreements
-----------------------------------------------

In September 2001, Omagine entered into an employment agreement (the "Drohan Agreement") with Mr. Frank J. Drohan, Chief Executive Officer of the Company. Pursuant to the Drohan Agreement, Omagine is obligated through December 31, 2010 to pay its President and Chief Executive Officer, Mr. Frank J. Drohan, an annual base salary of $125,000, plus an additional amount based on a combination of net sales and earnings before taxes. Mr. Drohan's employment agreement provides for an option to purchase 100,000 shares of Common Stock at $0.25 per share during each of the first five years of the employment term, and payment by the Company of certain life and disability insurance premiums on Mr. Drohan's behalf. By mutual agreement between the Company and Mr. Drohan, the Drohan Agreement was modified and the Company has from time to time suspended salary payments to Mr. Drohan and Mr. Drohan continued to provide services to the Company pursuant to the Drohan Agreement and the Company has accrued Mr. Drohan's unpaid salary. The Company has agreed to pay such unpaid and accrued salary to Mr. Drohan without interest when, and if, the Company has the financial resources to do so. On September 23, 2008 the Board of Directors granted 500,000 non-qualified stock options to Mr. Drohan which will vest ratably over five years from the grant date. 100,000 of such options shall vest September 24, 2009 and each September 24 for four years thereafter an additional 100,000 options shall vest. Expiration of all such options is ten years from the date of grant.

Pursuant to a written employment agreement effective September 1, 2001 (the "Kuczynski Agreement"), Omagine was obligated through December 31, 2009 to pay its Vice-President & Secretary, Mr. Kuczynski, an annual base salary of $75,000, plus an additional bonus based on a combination of net sales and earnings before taxes. The Kuczynski Agreement provided for an option to purchase 50,000 shares of Common Stock at $0.25 per share during each of the first five years of the employment term (the "Kuczynski Options"). By mutual agreement between the Company and Mr. Kuczynski, effective October 1, 2004, the Kuczynski Agreement was canceled. Effective August 1, 2007 the Company re-employed Mr. Kuczynski at an annual salary of $85,000

                            (34)
and the Company has from time to time suspended salary payments to Mr. Kuczynski and Mr. Kuczynski continued to provide services to the Company and the Company has accrued Mr. Kuczynski's unpaid salary. The Company has agreed to keep the Kuczynski Options in effect and to pay such unpaid and accrued salary to Mr. Kuczynski without interest when, and if, the Company has the financial resources to do so. Provided the Company is successful in signing the Development Agreement with the Government of Oman, the Company will enter into a new employment agreement with Mr. Kuczynski. On September 23, 2008 the Board of Directors granted 250,000 non-qualified stock options to Mr. Kuczynski which will vest ratably over five years from the grant date. 50,000 of such options shall vest September 24, 2009 and each September 24 for four years thereafter an additional 50,000 options shall vest. Expiration of all such options is ten years from the date of grant.

CONSULTING AGREEMENTS
---------------------

The Hamdan Agreement:

Effective March 19, 2007 Omagine entered into a consulting agreement with Mr. Sam Hamdan (See: "Employees and Consultants"). Mr. Hamdan and Omagine have entered into an amended agreement ("Amended Agreement") changing the expiration date to December 31, 2009. All other terms and conditions of the Hamdan Agreement remain in full force and effect, whereby (i) Mr. Hamdan will provide ongoing consulting services to the Company, and (ii) under certain circumstances and conditions precedent, Mr. Hamdan may become the Company's President and Chief Operating Officer. Pursuant to the Hamdan Agreement, the Company issued Hamdan options to purchase up to 800,000 shares of Omagine's Common Stock at $0.25 per share (the "Hamdan Option"), exercisable ratably at 160,000 shares per year during the first 5 years subsequent to the Hamdan Agreement. The Hamdan Option is exercisable only if (i) the Hamdan Agreement is in effect, or (ii) Hamdan is an Omagine employee.

Employment Benefits:

The Company provides and pays for group medical insurance for all employees choosing to participate in its plan and the

                            (35)

Company sponsors a 401(k) retirement plan for all eligible employees.

Stock Options:

The Company instituted the "Alfa International Corp. 2003 Stock Option Plan" (the "Alfa Plan"). The Alfa Plan provides for the granting of incentive stock options and non-qualified stock options to all employees and others who perform key services, to purchase up to 2,500,000 shares of Common Stock at an exercise price equal to at least the fair market value of a share of Common Stock on the date of grant. Exercise prices for incentive options for holders of more than 10% of the outstanding Common Stock must be at least 110% of the fair market value on the date of grant. Incentive stock options are exercisable in 20% increments commencing one year after the date of grant and generally expire five years after the date of grant. The Alfa Plan was approved by the Company's shareholders and expires on February 28, 2014.

On March 19, 2007, in accordance with the Hamdan Agreement, Omagine issued Hamdan options to purchase up to 800,000 shares of Omagine's Common Stock at $0.25 per share exercisable ratably at 160,000 shares per year during the first five years subsequent to the Hamdan Agreement. These options are exercisable only if (i) the Hamdan Agreement is effect, or (ii) Hamdan is an Omagine employee. 480,000 of such options are currently exercisable; 160,000 Hamdan Options are scheduled to vest on each April 1 of 2010, and 2011 provided the Hamdan Agreement is in effect or Mr. Hamdan is an Omagine employee on such dates.

Pursuant to an agreement dated August 27, 2007, Omagine (i) issued Agora International Enterprises Corp. ("Agora") 200,000 shares of Common Stock (the "Agora Shares") as compensation for services rendered through December 31, 2006, and (ii) continued in effect Agora's option for 200,000 shares of Common Stock at a purchase price of $0.82 per share (the "Agora Options"). Agora acknowledged and agreed that (a) the Agora Shares are, and (b) the Common Stock issuable upon exercise of the Agora Options will be, "restricted securities" within the meaning of the Securities Act of 1933, as amended. The Agora Options are fully vested as of the date hereof and may be exercised in whole or in

                            (36)
part at any time before December 31, 2011 (the "Expiry Date").
Any unexercised Agora Options will terminate on the Expiry Date.

In July 2005, the Company issued 30,000 non-qualified stock options to Mr. Louis J. Lombardo, an independent director. These options are exercisable at a price of $1.00 per share and expire five years after the date of the grant. As of the date hereof, all 30,000 of such options are vested.

In January 2008, the Company issued an additional 30,000 non-qualified stock options to Mr. Lombardo. These options are exercisable at a price of $0.80 per share and expire five years after the date of grant. As of the date hereof, 20,000 of such options are vested. Effective January 1, 2010, the remaining 10,000 of such options shall vest to Mr. Lombardo provided he is still a director of the Company on such date.

In November 2004, the Company issued 30,000 non-qualified stock options to each of Mr. Salvatore J. Bucchere and Mr. Kevin O'C. Green, each of whom is an independent director. These options were exercisable at a price of $0.17 per share and all 60,000 of such options were exercised in December 2008.

In October 2007, the Company issued an additional 30,000 non-qualified stock options to each of Mr. Bucchere and Mr. Green. These options are exercisable at a price of $0.90 per share and expire five years after the date of grant. As of the date hereof, all 60,000 of such options are vested.

In September 2001 in connection with their employment agreements, the Company issued non-qualified stock options to Messrs. Drohan and Kuczynski to purchase a total of 750,000 shares of the Company's Common Stock. These options are exercisable at a price of $0.25 per share, expire ten years after the date of grant and the 500,000 of these options held by Mr. Drohan and the 250,000 of these options held by Mr. Kuczynski are currently exercisable.

In September 2008, the Board of Directors issued additional non-qualified stock options to Messrs. Drohan and Kuczynski to purchase a total of 750,000 shares of the Company's Common Stock. These options are exercisable at a price of $0.52 per share, vest ratably over five years and expire ten years after

                            (37)
the date of grant. 100,000 of the 500,000 of these options held by Mr. Drohan shall vest on September 24, 2009, and thereafter 100,000 of these options shall vest on September 24, 2010, 2011, 2012 and 2013. 50,000 of the 250,000 of these options held by Mr. Kuczynski shall vest on September 24, 2009, and thereafter 50,000 of these options shall vest on September 24, 2010, 2011, 2012 and 2013.

As of December 31, 2008, there were no incentive stock options outstanding under the Alfa Plan. Of the 2,650,000 non-qualified options outstanding at December 31, 2008, 1,850,000 of such options were issued under the Alfa Plan and 800,000 of such options were issued outside of the Alfa Plan. Following is a listing of all non-qualified stock options issued and outstanding as of December 31, 2008:


Name               No. of options  Option Price   Date of Grant

Frank Drohan          500,000         $0.25         9/l/2001
Charles Kuczynski     250,000         $0.25         9/l/2001
Louis Lombardo         30,000         $1.00         7/1/2005
Agora                 200,000         $0.82       12/16/2005
Sam Hamdan            800,000         $0.25        3/31/2007
Salvatore Bucchere     30,000         $0.90       10/30/2007
Kevin Green            30,000         $0.90       10/30/2007
Louis Lombardo         30,000         $0.80        1/01/2008
Frank Drohan          500,000         $0.52        9/23/2008
Charles Kuczynski     250,000         $0.52        9/23/2008
William Hanley         30,000         $0.52        9/23/2008


Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth as of November 4, 2009: (i) the number of shares of the Company's Common Stock beneficially owned by (a) owners of more than five percent of the Company's outstanding Common Stock who are known to the Company, and (b) the Directors of the Company, individually, and the officers and Directors of the Company as a group, and (ii) the percentage of ownership of the outstanding Common Stock represented by such shares.


                            (38)

                                Beneficial
Name and Address                Ownership (8)           Percent
----------------                ------------            -------

Frank J. Drohan (1)(3)            6,271,542                12.4%

Charles P. Kuczynski (l)(4)         981,116                 1.9%

Salvatore S. Bucchere (1)(6)        289,944                 0.6%

Louis J. Lombardo (1)(5)            281,300                 0.6%

Kevin O. Green (1)(6)               109,766                 0.2%

Muftah Benomran (2)               3,204,428                 6.3%

Mohammed K. Al-Sada (2)           4,549,092                 9.0%

Ali Mahmoud Hoteit (7)            2,764,352                 5.5%

All officers and Directors
As a Group of 5 Persons           7,933,668                15.7%
----------------------------------------------------------------

(1) The address for each of these individuals is c/o the Company and each is a director of Omagine. Messrs. Drohan and Kuczynski are officers of Omagine.

(2) The address for each of these individuals is c/o the Company.

(3) Does not include Mr. Drohan's (i) 500,000 stock options currently exercisable at $0.25 per share, or (ii) 500,000 stock options at $0.52 per share, 100,000 of which are currently exercisable and 400,000 which are currently un-exercisable.

(4) Does not include Mr. Kuczynski's (i) 250,000 stock options currently exercisable at $0.25 per share, or (ii) 250,000 stock options at $0.52 per share, 50,000 of which are currently excerciable and 200,000 which are currently un-excercisable.

(5) Does not include Mr. Lombardo's (i) 30,000 stock options currently exercisable at $1.00 per share, or (ii) 20,000 stock options currently exercisable at $0.80 per share.

                            (39)

(6) Does not include the 60,000 stock options currently exercisable at $0.90 per share (30,000 held by Mr. Bucchere and 30,000 held by Mr. Green).

(7) Does not include Mr. Hamdan's 800,000 stock options at $0.25 per share, 480,000 of which are currently excercisable and 320,000 which are currently un-excercisable. On April 6, 2009, Mr. Hamdan transferred and sold all 2,764,352 shares of the Company's common stock owned by him to his brother-in-law, Mr. Ali Mahmoud Hoteit. Mr. Hoteit intends to contribute such 2,764,352 shares to a company ("Newco") presently being formed by Mr. Hamdan and Mr. Hoteit. Newco will be majority owned by Mr. Hamdan and therefore Mr. Hamdan disavows a yet to be determined minority beneficial ownership of such 2,764,352 shares but does not disavow voting control of such 2,764,352 shares.

(8) None of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3 (d) (1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

Certain Relationships and Related Transactions

The Renaissance Team, Inc.
---------------------------

Mr. Sam Hamdan, who has a consulting agreement with Omagine and who, under certain circumstances, may become Omagine's president (See: "EMPLOYEES and CONSULTANTS" and "CONSULTING AGREEMENTS") is also the president of The Renaissance Team, Inc., a privately held company ("TRT"). Frank J. Drohan ("Drohan"), Omagine's President and Chief Executive Officer, is the Chairman of TRT and Charles P. Kuczynski, Omagine's Vice President and Secretary, is the Secretary of TRT. TRT was organized in December 2006 by Mr. Hamdan and Mr. Drohan and its business is not in competition with that of the Company. Mr. Drohan's employment agreement with the Company permits him to be involved in any other business enterprise that does not compete with the Company. Each of Mr. Hamdan and Mr. Drohan own 50% of TRT's equity and TRT intends to acquire the business and certain assets of The Global Leadership Team, Inc. ("GLT"). Mr. Hamdan

                            (40)
is currently the president and sole shareholder of GLT (www.gltweb.com). Prior to the organization of TRT, Mr. Hamdan and GLT had performed significant services, including branding, strategic consulting, strategic visioning, marketing, financial and project finance planning, public relations, event management and management consulting services for JOL with respect to the proposed Qutopia Project in Qatar and the Omagine Project in Oman. On March 19, 2007, concurrent with the execution of the Hamdan Agreement, Omagine entered into another agreement with GLT and Hamdan (the "Subscription Agreement") whereby pursuant to the Subscription Agreement, the unpaid account payable of $245,449 due to GLT from JOL for services rendered between 2003 and 2006 was extinguished and exchanged for 2,454,490 shares of Omagine Common Stock. There have been no transactions between TRT and the Company to date, but based upon JOL's use of GLT's services in the past - and assuming TRT's ultimate acquisition of GLT's business - the Company anticipates that such transactions will occur in the future. Hamdan, Drohan and TRT have agreed with respect to any such possible future transaction(s) between TRT and the Company (a "Related Party Transaction") that any such Related Party Transaction will be structured such that it provides substantially better terms and conditions to the Company than would otherwise be available to the Company if the Company were to negotiate and conclude such Related Party Transaction on an "arms-length" basis with a company with which Mr. Hamdan and/or Mr. Drohan were not associated. Furthermore, any such Related Party Transaction will be in compliance with the Company's Code of Ethics.

Director Independence
----------------------------

Louis J. Lombardo, Salvatore J. Bucchere and Kevin O'C. Green are independent directors as that term is defined under the Nasdaq Marketplace Rules.

Related Party Payables

As of the date hereof, the Company has included $577,666 of related party payables in its balance sheet. This amount consists of notes and accrued interest payable, unpaid salary and unreimbursed expenses due to Officers and Directors of the Company as follows: Frank Drohan: $359,737; Charles Kuczynski:

                            (41)

$124,363; William Hanley: $82,710; Salvatore Bucchere: $3,856;
Louis Lombardo: $3,500; Kevin Green: $3,500.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file annually reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon the copies of Section 16(a) reports which the Company received from such persons or written representations from them regarding their transactions in the Company's Common Stock, we believe that based on copies of such filings received by the Company, all Section 16(a) filing requirements for the period from January 1, 2008 through December 31, 2008 applicable to the Company's officers, directors and greater than 10% beneficial owners have been met as of the date hereof.

STOCKHOLDER PROPOSALS

The Annual Meeting for Fiscal 2009 is anticipated to be held on or about June 1, 2010. Stockholder proposals that are intended to be presented at the Company's 2009 Annual Meeting must be received by the Company's Secretary, Charles P. Kuczynski, at 350 Fifth Avenue, Suite 1103, New York, N.Y. 10118, no later than March 1, 2010, in order that they may be included in the proxy statement and form of proxy relating to the Annual Meeting for Fiscal 2009.

ANNUAL REPORT TO STOCKHOLDERS

The Company's annual report on Form 10-K and an amendment to the annual report on Form 10-K/A for the fiscal year ended December
31, 2008 was filed with the Securities and Exchange Commission.
A copy of each Report accompanies this proxy statement.

DOCUMENTS INCORPORATED BY REFERENCE
-----------------------------------

The Registrant's Annual Report for the year ended December 31,

                            (42)

2008 on Form 10-K was filed with the SEC on February 25, 2009 and an amendment to this Annual Report on Form 10-K/A was filed on November 9, 2009 and are incorporated herein by reference thereto. The Registrant's Quarterly Report for the quarterly period ended September 30, 2009 on Form 10-Q was filed with the SEC on November 23, 2009 and is incorporated herein by reference thereto.


OTHER MATTERS

The cost of this proxy statement and related mailing to shareholders will be borne by the Company.

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxy holders. It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to mark, date, execute and return the accompanying proxy card in the enclosed envelope.


By Order of the Board of Directors,


                /s/ Charles P. Kuczynski
               ---------------------------
                    Secretary


New York, N.Y.
November 30, 2009



                            (43)

                          Appendix A

                  Certificate of Amendment
                              of
                Certificate of Incorporation
                              of
                        OMAGINE, INC.

Under Section 242 of the Delaware General Corporation Law
Omagine, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by changing the article thereof numbered fourth so that, as amended, said Article FOURTH shall be and read as follows:

     "FOURTH: The Corporation shall be authorized to issue two
     (2) classes of stock. One class shall be designated as Common Stock and shall be the voting stock of the corporation. The total number of Shares of Common Stock that the corporation is authorized to issue is fifty million (50,000,000) shares, with a par value of one-tenth of one cent ($0.001) each. The other class of stock corporation shall have authority to issue shall be designated as Preferred Stock, and shall be non-voting stock of the corporation. The total number of Shares of Preferred Stock that the corporation shall have authority to issue shall be eight hundred fifty thousand (850,000) Shares which shall have a par value of one-tenth of one cent ($0.001) each and which may be issued in series by the Board of Directors from time to time. The terms, conditions and character of the Shares of Preferred Stock shall be fixed by the Board of Directors of the Corporation prior to the time of any such Preferred Stock Shares are issued by the Corporation.

     Each one hundred (100) shares of the Corporation's Common Stock, par value $0.001 per share, issued and outstanding as of 5:00 p.m. eastern time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware shall be converted and reclassified into one (1) share of the Corporation's Common Stock, par value $0.01 per share (the "Reverse Split").

                            (44)

     Any fractional shares resulting from such conversion will be redeemed for cash following the aggregation and sale by the Corporation's transfer agent of all shares otherwise issuable.

     Immediately following the Reverse Split, each issued and outstanding share of the Corporation's Common Stock, par value $0.01 per share shall be converted and reclassified into twenty (20) shares of the Corporation's Common Stock, par value $0.001 per share.

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.


IN WITNESS WHEREOF, I have signed this Certificate this ____ day of __________, 2009.



/s/   Charles P. Kuczynski
--------------------------
Charles P. Kuczynski
Corporate Secretary


PAGE>
                          Appendix B

                  Certificate of Amendment
                              of
                Certificate of Incorporation
                              of
                        OMAGINE, INC.

Under Section 242 of the Delaware General Corporation Law
Omagine, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

1. The Certificate of Incorporation of the Corporation is hereby

                            (45)
amended such that each one hundred (100) shares of the Corporation's Common Stock, par value $0.001 per share, issued and outstanding as of 5:00 p.m. eastern time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware shall be converted and reclassified into one (1) share of the Corporation's Common Stock, par value $0.01 per share (the "Reverse Split").

Any fractional shares resulting from such conversion will be redeemed for cash following the aggregation and sale by the Corporation's transfer agent of all shares otherwise issuable.

Immediately following the Reverse Split, each issued and outstanding share of the Corporation's Common Stock, par value $0.01 per share shall be converted and reclassified into one hundred (100) shares of the Corporation's Common Stock, par value $0.001 per share.

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.


IN WITNESS WHEREOF, I have signed this Certificate this ____ day of __________, 2009.



/s/   Charles P. Kuczynski
--------------------------
Charles P. Kuczynski
Corporate Secretary


                          Appendix C

         Amendments to the Alfa International Corp.
                  2003 Stock Option Plan

The "Alfa International Corp. 2003 Stock Option Plan" shall be known as the "Omagine, Inc. 2003 Stock Option Plan" ("Plan") and

                            (46)
all references in the Plan to Alfa shall be changed to Omagine.

Article 6 of the Plan shall reflect that subsequent to the Forward Split, 2,500,000 shares shall be reserved for issuance upon the exercise of options granted under the Plan.


----------------------------------------------------------------
                         Omagine, Inc.

PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         OMAGINE, INC.


The undersigned appoints Frank J. Drohan and Charles P. Kuczynski, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Omagine, Inc. held of record by the undersigned at the close of business on November 4, 2009 at the 2008 Annual Meeting of Shareholders of Omagine, Inc. to be held at 11:00 AM on December 29, 2009 or at any adjournment thereof.

           (Continued, and to be marked, dated
             and signed, on the other side)

----------------------------------------------------------------

                         Omagine, Inc.


         Fold and detach here and read the reverse side


                            PROXY
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS


                            (47)

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF
DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 and 5.

                          Please mark your votes like this [X]

FOR all nominees listed               WITHHOLDING
below (except as marked          AUTHORITY to vote for
to the contrary below)          all nominees listed below

         [  ]                            [  ]


1. FOR the election of Salvatore J. Bucchere, Kevin O'C. Green, Louis J. Lombardo, Charles P. Kuczynski and Frank J. Drohan as directors to the Board of Directors to hold office for a term of one year or until their successors are elected and qualified in accordance with the Company's Certificate of Incorporation and By-Laws.

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

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2. FOR the proposal to amend the Certificate of Incorporation of the Company to (i) effect a one-for-one hundred Reverse Split of the Common Stock of the Company held by any shareholder on the record date for such Reverse Split; immediately after the Reverse Split (ii) effect a twenty-for one Forward Split of the Common Stock of the Company held by any shareholder on the record date for such Forward Split, (iii) establish fifty million as the number of shares of Common Stock that the Company shall be authorized to issue subsequent to the Forward Split, and (iv) authorize the Rights Offering.

                FOR [] AGAINST [] ABSTAIN []

3. FOR the proposal to amend the Certificate of Incorporation of the Company to (i) effect a one-for-one hundred Reverse Split of the Common Stock of the Company held by any shareholder on the record date for such Reverse Split and immediately after the Reverse Split (ii) effect a one hundred-for one Identical Forward Split of the Common Stock of the Company held by any

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shareholder on the record date for such Identical Forward Split.

                FOR [] AGAINST [] ABSTAIN []

4. FOR the proposal to amend the Alfa International Corp. 2003 Stock Option plan to change the name to the "Omagine, Inc. 2003 Stock Option Plan" and to continue to reserve 2,500,000 shares of Common Stock for issuance under the Plan subsequent to the Forward Split.

                FOR [] AGAINST [] ABSTAIN []

5. FOR the ratification of the appointment of Michael T. Studer, C.P.A., P.C. as the Company's independent auditor for the fiscal year ending December 31, 2009.

                     FOR [] AGAINST [] ABSTAIN []

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                     COMPANY ID:
                                   PROXY NUMBER:
                                 ACCOUNT NUMBER:


Signature         Signature if held jointly          Date


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NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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